EXHIBIT 99.1

(Investors)	Robert B. Tschudy Senior Vice President and CFO SCPIE Holdings Inc. 310/557-8739 e-mail: rtschudy@scpie.com	(Media)	Howard Bender Vice President/Communications SCPIE Holdings Inc. 310/551-5948 e-mail: hbender@scpie.com

Cecilia A. Wilkinson PondelWilkinson MS&L 323/866-6060 e-mail: cwilkinson@pondel.com

SCPIE HOLDINGS ANNOUNCES THIRD-QUARTER

AND NINE-MONTH RESULTS

Los Angeles, California – November 11, 2003 – SCPIE Holdings Inc. (NYSE:SKP), a major provider of healthcare liability insurance, today reported results for its third quarter and nine months ended September 30, 2003.

For the 2003 third quarter, SCPIE reported a net loss of $14.8 million, or $1.58 per share, compared with a net loss of $11.4 million, or $1.23 per share, in the third quarter last year.

SCPIE’s core California and Delaware healthcare liability insurance business performed as anticipated in the third quarter and is expected to show improvement in the fourth quarter since a 9.9% rate increase in California took effect on October 1, 2003.

An unexpected event in SCPIE’s assumed reinsurance business and a related investment, combined with marginal deterioration of SCPIE’s other assumed reinsurance and non-core healthcare programs in run-off, attributed to almost the entire loss for the quarter.

“Lloyd’s Syndicate 102—owned by GoshawK Holdings plc, a company in which we have a common stock position and from which we had assumed reinsurance business—experienced sudden and unexpected deterioration late in the third quarter,” said Donald J. Zuk, SCPIE President and Chief Executive Officer. “The reported increases in losses caused Syndicate 102 to be placed in run-off on October 31, 2003, by regulators at Lloyd’s.

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SCPIE Holdings Inc.

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“The upward development in losses reported by Syndicate 102 and the accompanying fall in the market price of GoshawK stock required us to record approximately $8.5 million in assumed reinsurance losses in the third quarter and write down the value of our investment in Goshawk stock by $9.6 million. These two actions contributed $11.8 million to our after-tax loss.”

SCPIE has also ceded a significant portion of its reinsurance portfolio to GoshawK Re Bermuda, a subsidiary of GoshawK Holdings plc. GoshawK Re has an A- rating from A.M. Best. The run-off of Syndicate 102 should have a limited impact on GoshawK Re.

Core Operating Review

Net earned premium for the company’s core direct healthcare liability insurance business in the third quarter of 2003 totaled $31.1 million, up from $29.8 million a year earlier. Net written premiums increased to $9.8 million from $3.9 million in last year’s third quarter. The core business incurred an underwriting loss of $3.2 million compared with an underwriting loss of $0.9 million in the third quarter of 2002. The GAAP combined ratio stood at 110.1%, compared to 103.0% in 2002.

For the first nine months of 2003, net earned premium for the company’s core direct healthcare liability insurance business totaled $89.3 million, compared with $83.8 million for the same period a year earlier. Net written premiums for the core direct healthcare liability insurance business rose to $102.0 million from $91.5 million.

For the nine months, the core business incurred an underwriting loss of $9.2 million compared with a loss of $6.3 million for the same period last year. The GAAP combined ratio equaled 110.4%, compared to 107.6% in 2002.

“We believe the differential in the underwriting loss is primarily attributable to not being allowed to implement any rate increase in California for the first nine months of the year,” said Zuk. “We expect improvement in this area now that the increase has taken effect.”

Supplemental financial data relating to the performance of the company’s non-core direct healthcare liability operations and its assumed reinsurance business is contained in a detailed financial statement accompanying this news release.

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Financial Summary

For the third quarter of 2003, SCPIE recorded total revenues of $31.0 million, including net earned premiums of $35.6 million, net investment income of $4.1 million and realized investment losses of $8.2 million. A year ago, SCPIE’s third-quarter revenues reached $88.1 million including $75.5 million of net earned premiums, net investment income of $8.4 million and realized investment gains of $4.0 million.

Net written premiums for the 2003 third quarter totaled $13.5 million. A year earlier, net written premiums totaled $48.6 million. The decline in earned and written premiums demonstrates the measures the company has taken to curtail business in the non-core direct healthcare liability and assumed reinsurance areas.

The company recorded a net pretax loss of $22.6 million for the three months ended September 30, 2003, compared with a net pretax loss of $18.1 million in the third quarter of 2002.

During the third quarter of 2003, SCPIE’s GAAP loss ratio equaled to 124.7%, compared with 116.6% for last year’s third quarter. The GAAP expense ratio for the 2003 third quarter was 26.0% versus 24.1% a year ago. The company’s GAAP combined ratio for the quarter was 150.7% compared with 140.7% a year ago.

For the nine months ended September 30, 2003, the company reported a net loss of $15.4 million or $1.65 diluted per share, compared with a net loss of $22.5 million, or $2.41 per diluted share, in the first nine months of 2002.

Total revenues for the first nine months of 2003 were $141.9 million. This included net earned premiums of $129.6 million, net investment income of $15.0 million and realized losses of $4.3 million. For the same period last year, total revenues equaled $267.1 million, including net earned premiums of $235.4 million, net investment income of $24.9 million and realized gains of $5.4 million.

SCPIE’s loss ratio for the first nine months of 2003 was 98.2%, versus 104.1% a year ago. The expense ratio for the first nine months of the year was 29.7% compared with 24.7% in the same 2002 period. The GAAP combined ratio for the first nine months of 2003 totaled 127.9% compared versus 128.8% in the comparable 2002 period.

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Book value per share at September 30, 2003, was $22.03 compared with $26.96 at December 31, 2002.

New Policy, 2004 Rates

SCPIE recently announced it made two filings with the California Department of Insurance (CDI), which could benefit performance of the company’s core healthcare liability business in 2004. Both filings are expected to have January 1, 2004, inception dates if approved by the CDI.

The company filed with the CDI for a new professional liability insurance policy, which would offer reduced benefits from SCPIE’s current policy at lower rates and would become an option for both current individual insureds as well as prospective insureds in California. Also, the company filed a request for an 8.9% overall rate increase for its California physician book of business.

About SCPIE Holdings

SCPIE Holdings Inc., rated B+ by A.M. Best, is a leading provider of healthcare liability insurance for physicians, oral and maxillofacial surgeons, and other healthcare providers, as well as medical groups and healthcare facilities. Since the company was founded in 1976, it has carved out a significant niche in the insurance industry by providing innovative products and services specifically for the healthcare community.

Investor Conference Call

An investor conference call to discuss SCPIE’s third-quarter 2003 results will be conducted today, November 11, 2003, at 9 am Pacific time (12 noon Eastern time). The call will be open to all interested investors through a live audio web broadcast via the Internet at www.scpie.com and www.fulldisclosure.com. Questions, which will be answered during the conference call as time permits, can be submitted prior to the call or during the call by clicking on the icon on the home page of SCPIE’s website.

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Rebroadcast over the Internet will be available for one year on both websites. A telephonic playback of the call will be available from 11 am (Pacific time), Tuesday, November 11, to 5 pm (Pacific time), Tuesday, November 18. Listeners should call 800/633-8284 (domestic) or 402/977-9140 (international) and use Reservation Number 21164005.

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In addition to historical information, this news release contains forward-looking statements that are based upon the company’s estimates and expectations concerning future events and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Actuarial estimates of losses and loss expenses and expectations concerning the company’s ability to retain current insureds at profitable levels, successful withdrawal from the assumed reinsurance business, obtaining necessary rate change regulatory approvals, and expansion of liability insurance business in its principal market are dependent upon a variety of factors, including future economic, competitive and market conditions, frequency and severity of catastrophic events, future legislative and regulatory changes, uncertainties of success and potential delays in contested rate approval proceedings, the level of ratings from recognized rating services, the inherent uncertainty of loss and loss expense estimates in both the core business and discontinued non-core business (including the contingent liability related to Highlands Insurance Company), and the cyclical nature of the property and casualty industry, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the company. The company is also subject to certain structural risks, including statutory restrictions on dividends and other intercompany transactions within the company’s holding structure. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the company’s objectives or plans will be realized.

SCPIE Holdings Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands)

	September 30, 2003	December 31, 2002
	(Unaudited)
ASSETS
Securities available-for-sale:
Fixed maturities investments, at fair value (amortized cost 2003 - $556,140; 2002 - $523,516)	$568,823	$538,675
Equity investments, at fair value (cost 2003 - $14,799; cost 2002 - $29,758)	19,273	34,237

Total securities available-for-sale	588,096	572,912
Other investment	16,055	15,000
Mortgage & Real estate	10,400	15,407
Cash and Cash Equivalents	47,529	115,787

Total investments	662,080	719,106
Accrued investment income	6,842	8,157
Premiums receivable	130,460	117,335
Reinsurance recoverable on paid and unpaid	184,996	153,589
Deferred policy acquisition costs	10,244	6,858
Federal income taxes receivable	5,645	10,944
Deferred federal income taxes	36,329	32,356
Property and equipment, net	4,146	5,305
Other assets	8,599	10,116

Total assets	$1,049,341	$1,063,766

LIABILITIES
Reserves:
Loss and loss adjustment expenses	$673,191	$650,671
Unearned premiums	56,888	67,556

Total reserves	730,079	718,227
Amounts held for reinsurance	95,292	87,701
Other liabilities	17,645	30,672

Total liabilities	843,016	836,600
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock—par value $1.00, 5,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock—par value $.0001, 30,000,000 shares authorized, 12,792,091 shares issued, 2003 - 9,364,610 shares outstanding 2002 - 9,333,807 shares outstanding	1	1
Additional paid-in capital	37,281	37,805
Retained earnings	262,230	280,609
Treasury stock, at cost (2003 - 2,927,481 shares and 2002 - 2,958,284 shares)	(98,055)	(98,830)
Subscription notes receivable	(3,313)	(3,592)
Accumulated other comprehensive income	8,181	11,173

Total stockholders’ equity	206,325	227,166

Total liabilities and stockholders’ equity	$1,049,341	$1,063,766

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SCPIE Holdings Inc. and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per-share data)

(Unaudited)

	Nine Months Ended		Three Months Ended
	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002
Revenues:
Net premiums earned	$129,602	$235,377	$35,602	$75,498
Net investment income	15,050	24,903	4,130	8,448
Realized investment gains/(losses)	(4,264)	5,379	(8,191)	4,003
Income from affiliates	—	374	(375)	42
Other revenue	1,528	1,022	(117)	142

Total revenues	141,916	267,055	31,049	88,133
Expenses:
Losses & loss adjustment expenses incurred	127,262	245,072	44,387	88,045
Other operating expenses	38,533	58,109	9,255	18,162
Interest expense	—	66	—	—

Total expenses	165,795	303,247	53,642	106,207

Income/(loss) before federal income taxes	(23,879)	(36,192)	(22,593)	(18,074)
Federal income tax expenses/(benefit)	(8,453)	(13,684)	(7,777)	(6,629)

Net income/(loss)	$(15,426)	$(22,508)	$(14,816)	$(11,445)

Basic earnings/(loss) per share of common stock	$(1.65)	$(2.41)	$(1.58)	$(1.23)

Diluted earnings/(loss) per share of common stock	$(1.65)	$(2.41)	$(1.58)	$(1.23)

Average Number of Shares Outstanding—Basic	9,347,864	9,326,053	9,364,205	9,318,168
Average Number of Shares Outstanding—Diluted	9,347,864	9,326,053	9,364,205	9,318,168

SCPIE Holdings Inc. and Subsidiaries

Supplemental Financial Data

(Dollars in Thousands)

	Nine Months Ended September 30, 2003					Nine Months Ended September 30, 2002
	Direct Healthcare Liability		Assumed Reinsurance	Other	Total	Direct Healthcare Liability		Assumed Reinsurance	Other	Total
	Core (2)	Non-Core (3)				Core (2)	Non-Core (3)
Net written premium (1)	$102,364	$4,986	$12,410		$119,760	$91,544	$21,287	$128,249		$241,080
Net earned premium	89,342	10,811	29,449		129,602	83,821	40,263	111,293		235,377
Net Investment Income				$15,050	15,050				$24,903	24,903
Realized Investment Gains/(Losses)				(4,264)	(4,264)				5,379	5,379
Income from Affiliates				—	—				374	374
Other Revenue				1,528	1,528				1,022	1,022

Total Revenue	89,342	10,811	29,449	12,314	141,916	83,821	40,263	111,293	31,678	267,055
Incurred loss and LAE	80,996	14,559	31,707		127,262	74,232	63,037	107,803		245,072
Other Expenses	17,567	3,434	17,532		38,533	15,922	10,335	31,852		58,109
Interest Expense					—				66	66

Net Underwriting Gain/(Loss)	$(9,221)	$(7,182)	$(19,790)		(36,193)	$(6,333)	$(33,109)	$(28,362)		(67,804)

Net Investment income and other revenue				$12,314	12,314				$31,612	31,612

Income/(loss) before federal Income taxes					$(23,879)					$(36,192)

Net cash provided by (used in) operating activities					$(38,922)					$(5,403)

Loss Ratio	90.7%	134.7%	107.7%		98.2%	88.6%	156.6%	96.9%		104.1%
Expense Ratio	19.7%	31.8%	59.5%		29.7%	19.0%	25.7%	28.6%		24.7%

Combined Ratio (GAAP)	110.4%	166.5%	167.2%		127.9%	107.6%	182.3%	125.5%		128.8%

1) Net premiums written is a non-GAAP financial measure which represents the premiums charged on policies issued during a fiscal period less any reinsurance. Net premiums written is a statutory measure to determine production levels. Net Premiums Earned, a comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies.

2) Core Direct Healthcare Liability Business represents California and Delaware excluding the Brown & Brown Dental program and Hospital business.

3) Non-Core Direct Healthcare Liability Business represents other state business related to the Brown & Brown and Hospital programs including those in California.

SCPIE Holdings Inc. and Subsidiaries

Supplemental Financial Data

(Dollars in Thousands)

	Three Months Ended September 30, 2003					Three Months Ended September 30, 2002
	Direct Healthcare Liability		Assumed Reinsurance	Other	Total	Direct Healthcare Liability		Assumed Reinsurance	Other	Total
	Core (2)	Non-Core (3)				Core (2)	Non-Core (3)
Net written premium (1)	$9,784	$(101)	$3,838		$13,521	$3,875	$4,678	$40,081		$48,634
Net earned premium	31,059	1,784	2,759		35,602	29,757	8,973	36,768		75,498
Net Investment Income				$4,130	4,130				$8,448	8,448
Realized Investment Gains/(Losses)				(8,191)	(8,191)				4,003	4,003
Income from Affiliates				(375)	(375)				42	42
Other Revenue				(117)	(117)				142	142

Total Revenue	31,059	1,784	2,759	(4,553)	31,049	29,757	8,973	36,768	12,635	88,133
Incurred loss and LAE	26,745	3,947	13,695		44,387	25,965	23,014	39,066		88,045
Other Expenses	7,468	381	1,406		9,255	4,662	3,041	10,459		18,162
Interest Expense				—	—				—	—

Net Underwriting Gain/(Loss)	$(3,154)	$(2,544)	$(12,342)		(18,040)	$(870)	$(17,082)	$(12,757)		(30,709)

Net Investment income and other revenue				$(4,553)	(4,553)				$12,635	12,635

Income/(loss) before federal Income taxes					$(22,593)					$(18,074)

Net cash provided by (used in) operating activities					$(947)					$(10,422)

Loss Ratio	86.1%	221.2%	496.4%		124.7%	87.3%	256.5%	106.3%		116.6%
Expense Ratio	24.0%	21.4%	51.0%		26.0%	15.7%	33.9%	28.4%		24.1%

Combined Ratio (GAAP)	110.1%	242.6%	547.4%		150.7%	103.0%	290.4%	134.7%		140.7%

1) Net premiums written is a non-GAAP financial measure which represents the premiums charged on policies issued during a fiscal period less any reinsurance. Net premiums written is a statutory measure to determine production levels. Net Premiums Earned, a comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies.

2) Core Direct Healthcare Liability Business represents California and Delaware excluding the Brown & Brown Dental program and Hospital business.

3) Non-Core Direct Healthcare Liability Business represents other state business related to the Brown & Brown and Hospital programs including those in California.

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SCPIE Holdings Inc. and Subsidiaries

Reconciliation of Non-GAAP Disclosures

September 30, 2003

(Dollars In Thousands, except per-share data)

	Nine Months Ended		Quarter Ended
	09/30/2003	09/30/2002	09/30/2003	09/30/2002
Total Premiums
Net Written Premiums	$119,760	$241,080	$13,521	$48,634
Change in Unearned Premiums	9,842	(5,703)	22,081	26,864

Net Earned Premiums	$129,602	$235,377	$35,602	$75,498

SCPIE Holdings Inc. and Subsidiaries

Supplemental Financial Data

(Dollars in Thousands)

	September 30, 2003
Fixed-Income Portfolio
U.S. Government & Agencies	$197,505	34.7%
States & Municipalities	—	0.0%
Mortgage & Asset-Backed	95,265	16.7%
Corporate	276,053	48.6%

Total	$568,823	100.0%

Average Quality		AAA
Effective Duration		4.3
Yield to Maturity		3.3%
Weighted average combined maturity		5.24